EXHIBIT 99.4

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 11, 2003, ScanSoft, Inc ("ScanSoft") acquired all of the outstanding stock of SpeechWorks International, Inc ("SpeechWorks") in exchange for 0.860 of a share of ScanSoft common stock for each outstanding share of SpeechWorks stock. This transaction resulted in the issuance of approximately 32.5 million shares of ScanSoft common stock, representing approximately 33% of the outstanding common stock of ScanSoft after the completion of the acquisition. The purchase price of approximately $175.2 million, including transaction costs of approximately $4.5 million, was determined based on the shares of ScanSoft common stock issued multiplied by $5.26 per share (the average closing price of ScanSoft common stock for a total of five days, immediately prior and subsequent to the announcement of the acquisition). The merger is a tax-free merger and has been accounted for as a purchase of a business.

On October 7, 2002, ScanSoft entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, ScanSoft completed the acquisition of PSP on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, ScanSoft paid
3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to a deferred payment of 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share. The transaction was accounted for as a purchase, as such the consolidated balance sheet of ScanSoft at June 30, 2003 includes the assets acquired and liabilities assumed of PSP. The results of operations of PSP for the period subsequent to January 30, 2003 are included within the unaudited historical consolidated statement of operations of ScanSoft for the six months ended June 30, 2003.

The unaudited pro forma combined financial information of SpeechWorks is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisition of SpeechWorks are derived from the preliminary purchase price allocation. The preliminary purchase price allocation reflects certain facilities related restructuring initiatives and the finalized value of identifiable intangible assets acquired. The final determination of fair value of the assets acquired and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. The final purchase price allocation was substantially determined in connection with the filing of our December 31, 2003 financial statements.

The unaudited pro forma combined financial statements have been updated to reflect the restatement of SpeechWorks historical financial statements as disclosed in exhibits 99.2 and 99.3 of this Form 8-K/A.

The following unaudited pro forma combined balance sheet data reflects the adjusted purchase price of PSP. The purchase price of PSP was adjusted during the fourth quarter of 2003, in accordance with the agreement, as amended, which was agreed upon by the parties and which resulted in the reduction of the total purchase consideration and a corresponding adjustment to previously recorded goodwill of approximately $4.1 million.

The historical PSP financial information for the year ended December 31, 2002 has been derived from the audited financial statements of PSP as previously filed on Form 8-K/A dated June 20, 2003 and have been translated from euros to US dollars using the exchange rates in effect at the end of the period for the balance sheet and using average exchange rates for the respective periods for the statement of operations. The historical PSP financial information for the period from January 1, 2003 to January 30, 2003 has been derived from the unaudited financial statements of PSP which are not included in this Form 8-K/A.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2002 for statement of operations purposes and June 30, 2003 for financial position, respectively nor are the data necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial data should be read in conjunction with the unaudited pro forma combined financial data and related notes thereto, the historical consolidated financial statements of ScanSoft and PSP, and related notes thereto, and "ScanSoft's Management's Discussion and Analysis of Financial Condition and Results of Operations" as previously filed on ScanSoft's Form 10-K and Form 10-Q and the historical consolidated financial statements of SpeechWorks included in this Form 8-K/A.

The following tables show unaudited pro forma financial information as if ScanSoft, PSP and SpeechWorks had been combined as of the beginning of the period for statement of operations purposes and as if ScanSoft and SpeechWorks had been combined as of June 30, 2003 for balance sheet purposes.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2003

                                                                 HISTORICAL
                                                 HISTORICAL    SPEECHWORKS (B)    PRO FORMA             PRO FORMA
                                                SCANSOFT (A)    (AS RESTATED)    ADJUSTMENTS            COMBINED
                                                ------------   ---------------   -----------            ---------
                                                                           (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...................  $    17,045    $       41,997    $     3,170  (1)       $  62,212
  Accounts receivable, net....................       14,072            10,364           (996) (1)(2)       23,440
  Receivables from related party..............        1,204                --            211  (2)           1,415
  Inventory ..................................          527                55             --                  582
  Prepaid expenses and other current assets ..        6,023             2,655          3,713  (1)(14)      12,391
                                                -----------    --------------    -----------            ---------
     Total current assets ....................       38,871            55,071          6,098              100,040
Goodwill .....................................       97,117            10,707        (14,817) (1)(14)
                                                                                     131,836  (1)         224,843
Other intangible assets, net .................       45,331             3,593         (3,593) (1)
                                                                                      13,910  (1)          59,241
Property and equipment, net ..................        3,439             4,343           (734) (1)           7,048
Other assets .................................        2,831             2,232            231  (1)           5,294
                                                -----------    --------------    -----------            ---------
Total Assets..................................  $   187,589    $       75,946    $   132,931            $ 396,466
                                                ===========    ==============    ============           =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...........................        8,308             1,410             --                9,718
  Accrued expenses............................       12,105             6,084          4,500  (1)          22,689
  Deferred revenue ...........................        2,279             9,019         (3,765) (1)           7,533
  Note payable ...............................        5,752               904             --                6,656
  Deferred payment for business acquisition ..        1,124                --             --                1,124
  Deferred payment for technology license ....        2,617                --             --                2,617
  Other current liabilities ..................        1,256                --             --                1,256
                                                -----------    --------------    -----------            ---------
     Total current liabilities................       33,441            17,417            735               51,593
Deferred revenue .............................          416               208           (208) (1)             416
Note payable, net of current portion..........       27,524               787             --               28,311

Deferred Tax Liability .......................          554                --             --                  554
Other liabilities ............................        2,858             5,408         14,909  (1)          23,175
                                                -----------    --------------    -----------            ---------
     Total liabilities .......................       64,793            23,820         15,436              104,049
                                                -----------    --------------    -----------            ---------
Stockholders' equity:
  Preferred stock.............................        4,631                --             --                4,631
  Common stock................................           68                35            (35) (1)
                                                                                          32  (1)             100
  Additional paid-in capital .................      276,624           242,058       (242,058) (1)
                                                                                     170,685  (1)         447,309
  Treasury stock..............................       (8,031)               --             --               (8,031)
  Deferred compensation ......................         (122)           (2,746)         2,746  (1)
                                                                                      (1,096) (1)          (1,218)
  Accumulated other comprehensive income
  (loss)......................................         (331)              152           (152) (1)            (331)
  Accumulated deficit ........................     (150,043)         (187,373)       187,373  (1)        (150,043)
                                                -----------    --------------    -----------            ---------
     Total stockholders' equity...............      122,796            52,126        117,495              292,417
                                                -----------    --------------    -----------            ---------
Total Liabilities and Stockholders' Equity ...  $   187,589    $       75,946    $   132,931            $ 396,466
                                                ===========    ==============    ===========            =========


-------------------

(A) As reported in ScanSoft's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2003 as filed with the Securities and Exchange Commission ("SEC"), except for the restated deferred tax liability as discussed in note 13.

(B) Derived from SpeechWorks' financial information for the six months ended June 30, 2003 included in this Form 8-K/A, as restated.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                      PSP                                HISTORICAL   SPEECHWORKS
                                                  ACQUISITION              PRO FORMA     SPEECHWORKS  ACQUISITION
                         HISTORICAL   HISTORICAL   PRO FORMA                COMBINED    (AS RESTATED)  PRO FORMA          PRO FORMA
                        SCANSOFT (A)    PSP (B)   ADJUSTMENTS             SCANSOFT/PSP       (C)      ADJUSTMENTS         COMBINED
                        ------------  ----------  -----------             ------------   -----------  -----------         ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product licenses        $   101,524   $   15,253  $        --             $    116,777   $    17,964  $        --         $ 134,741
Professional services            --                        --                       --        19,267         (292) (2)       18,975
Related party                 5,095          550           --                    5,645            --          378  (2)        6,023
Other revenues                   --           --           --                       --         1,873          (86) (2)        1,787
Non-cash stock
  compensation                                             --                       --        (3,302)                        (3,302)
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------

Total revenue               106,619       15,803           --                  122,422        35,802           --           158,224
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------

Costs and expenses:
  Cost of revenue            16,419        2,382          (29) (5)              18,772           307           --            19,079
  Cost of professional
     services
     - non-cash
       compensation              --           --           --                       --           554           --               554
     - all other
       expenses                  --           --           --                       --        12,776           --            12,776
  Cost of other revenue          --           --           --                       --         1,991           --             1,991
  Cost of revenue from
     amortization of
     intangible assets        9,470           --          484  (6)               9,954         1,284         (753) (3)(4)    10,485
  Research and
     development
     - non-cash stock
       compensation              --           --           --                       --           527           --               527
     - all other
       expenses              27,633        9,856           --                   37,489        14,674           --            52,163
  Selling general and
     administrative
     - non-cash stock
       compensation              --           --           --                       --         3,227           --             3,227
     - all other
       expenses              43,771       15,279           --                   59,050        41,193           --           100,243
  Amortization of other
     intangible assets        1,682           --          749  (6)               2,431         3,832       (2,190) (3)(4)     4,073
  Restructuring and
     other charges            1,041           --           --                    1,041         8,006           --             9,047
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------

Total costs and
  expenses                  100,016       27,517        1,204                  128,737        88,371       (2,943)          214,165
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------


Income (loss) from
  operations                  6,603      (11,714)      (1,204)                  (6,315)      (52,569)       2,943           (55,941)
Other income (expense),
  net                           (16)           3         (286) (7)(8)(9)          (299)          292           --                (7)
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------
Income (loss) before
  income taxes                6,587      (11,711)      (1,490)                  (6,614)      (52,277)       2,943           (55,948)
Provision for (benefit
  from) income taxes            254         (315)         315  (10)                254          (175)          --                79
                        -----------   ----------  -----------             ------------   -----------  -----------         ---------
Net income (loss)       $     6,333   $  (11,396) $    (1,805)                  (6,868)  $   (52,102) $     2,943         $ (56,027)
                        ===========   ==========  ===========             ============   ===========  ===========         =========


Net income (loss) per
  common share (10):

  Basic                 $      0.09                                       $      (0.11)                                   $   (0.58)
  Diluted               $      0.09                                       $      (0.11)                                   $   (0.58)


Weighted average common
  shares:

  Basic                      67,010                    (3,562) (11)             63,448                     32,456  (12)      95,904
  Diluted                    72,796                    (9,348) (11)             63,448                     32,456  (12)      95,904



(A) As reported in ScanSoft's annual financial statements for the year ended December 31, 2002 as filed on Form 10-K with the SEC.

(B) Derived from PSP annual financial statements for the year ended December 31, 2002 as filed on Form 8-K/A with the SEC.

(C) As reported in SpeechWorks' annual financial statements for the year ended December 31, 2002 included in this Form 8-K/A, as restated.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2003



                           HISTORICAL                   PSP                             HISTORICAL   SPEECHWORKS
                            SCANSOFT                ACQUISITION             PRO FORMA   SPEECHWORKS  ACQUISITION
                         (AS RESTATED)  HISTORICAL   PRO FORMA               COMBINED  (AS RESTATED)  PRO FORMA          PRO FORM
                               (A)        PSP (B)   ADJUSTMENTS            SCANSOFT/PSP     (C)      ADJUSTMENTS         COMBINED
                          ------------- ----------  -----------            ------------ ------------ -----------         ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product license           $    51,171   $    1,116  $        --            $     52,287  $    10,138  $        --         $  62,425
Professional services           1,864           --           --                   1,864       10,922         (315) (2)       12,471
Related party                   2,544           --           --                   2,544           --          337  (2)        2,881
Other revenues                                  --           --                      --        1,241          (22) (2)        1,219
Non-cash stock
  compensation                     --           --           --                      --       (2,041)          --            (2,041)
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------


Total revenue                  55,579        1,116           --                  56,695       20,260           --            76,955
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------


Costs and expenses:
  Cost of revenue               6,186           11           (2) (5)              6,195          237           --             6,432
  Cost of professional
   services
    - non-cash
      compensation                 --           --           --                      --          839           --               839
    - all other expenses        2,689           --           --                   2,689        7,596           --            10,285
  Cost of other revenue            --           --           --                      --        1,569           --             1,569
  Cost of revenue from
   amortization of
   intangible assets            4,729           --           40  (6)              4,769          749         (483) (3)(4)     5,035
  Research and
   development
    - non-cash stock
      compensation                 --           --           --                      --          533           --               533
    - all other expenses       15,527          837           --                  16,364        5,389           --            21,753
  Selling general and
    administrative
    - non-cash stock
      compensation                 51           --           --                      51        1,524           --             1,575
    - all other expenses       27,078          874           --                  27,952       18,421           --            46,373
  Amortization of other
   intangible assets              784           --           63  (6)                847        1,916       (1,095) (3)(4)     1,668
  Restructuring and other
   charges                      1,346           --           --                   1,346          687           --             2,033
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------


Total costs and expenses       58,390        1,722          101                  60,213       39,460       (1,578)           98,095
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------


Income (loss) from
   operations                  (2,811)        (606)        (101)                 (3,518)     (19,200)       1,578           (21,140)
Other income (expense),
   net                            410          (10)         (14) (7)(8)(9)          386          162           --               548
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------
Income (loss) before
   income taxes                (2,401)        (616)        (115)                 (3,132)     (19,038)       1,578           (20,592)
Provision for (benefit
   from) income taxes             716           --           --                     716          (74)          --               642
                          -----------   ----------  -----------            ------------  -----------  -----------         ---------


Net income (loss)         $    (3,117)  $     (616) $      (115)                 (3,848) $   (18,964) $     1,578         $ (21,234)
                          ===========   ==========  ===========            ============  ===========  ===========         =========


Net income (loss) per
  common share (10):

  Basic                   $     (0.05)                                     $      (0.06)                                  $   (0.22)
  Diluted                 $     (0.05)                                     $      (0.06)                                  $   (0.22)


Weighted average common
  shares:

  Basic                        64,979                                            64,979                    32,456  (12)      97,435
  Diluted                      64,979                                            64,979                    32,456  (12)      97,435


(A) As reported in ScanSoft's quarterly report on Form 10-Q for the three and six months ended June 30, 2003, as restated in ScanSoft's quarterly report on Form 10-Q for the quarter ended June 30, 2004.

(B) Derived from PSP financial information for the period from January 1, 2003 through January 30, 2003.

(C) Derived from unaudited SpeechWorks' financial information for the period from January 1, 2003 though June 30, 2003 included in this Form 8-K/A, as restated.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

(1) To record the fair value of the assets to be acquired and the liabilities to be assumed of SpeechWorks, subject to adjustment pending the completion of a post-closing review of the purchased assets. The pro forma information includes the issuance of 32,455,752 shares of ScanSoft common stock valued at $170,717,253 (based on average closing price of ScanSoft's common stock of $5.26 per share for a total period of five days before and after the announcement of the acquisition) as the consideration for the acquisition of SpeechWorks. The shares are based upon the outstanding shares of SpeechWorks common stock on August 11, 2003 of 37,739,246 at an exchange ratio of 0.860 shares of ScanSoft common stock per share of SpeechWorks common stock. In addition, the pro forma adjustments include $6,117,000 of cash received associated with the exercise of SpeechWorks stock options between July 1, 2003 and August 11, 2003, and the payment of $2,947,000 related to investment bankers fees and legal and accounting professional service fees by SpeechWorks which were expensed as incurred between July 1, 2003 and August 11, 2003. ScanSoft also has accounted for approximately $4,500,000 for transaction fees, which include legal and accounting fees, investment bankers fees, tax structuring fees, intellectual property filing fees, due diligence fees and fees paid for directors' and officers' liability insurance premiums for the former SpeechWorks board of directors. These transaction fees are included in the total estimated purchase consideration.

The acquisition of SpeechWorks by ScanSoft has given rise to headcount reductions across all functional areas of the combined company. These headcount reductions have included both former ScanSoft and SpeechWorks employees. ScanSoft currently anticipates that the restructuring activities will result in severance costs related to former ScanSoft employees of between $2.0 to $3.0 million. These costs will be expensed during the quarter ended September 30, 2003. ScanSoft currently anticipates that headcount reductions of former SpeechWorks employees will result in severance costs of between $1.0 to $2.0 million. These costs related to former SpeechWorks employees will be accrued in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" ("EITF No. 95-3").

ScanSoft conducted a comprehensive review of its combined facilities lease obligations in relation to its anticipated business requirements. In connection with the acquisition, ScanSoft assumed the lease obligations associated with office space that will become available beginning in January 2005. The gross lease payments associated with this additional office space, amounting to $13,400,000, has not been recorded in the historical financial statements of SpeechWorks. During the quarter ended December 31, 2003, the Company completed its review of all of the assumed leases. Based on the provisions of the lease agreements and management's expectations for post acquisition operations, the Company determined that the total fair value of the assumed liabilities related to leases for which there will be no future benefit amounted to $12,856,000 which resulted in a pro forma adjustment to other long-term liabilities assumed in the acquisition.

ScanSoft, along with its financial advisors, has prepared a preliminary analysis of other restructuring activities, including headcount actions described above. Based on this analysis, ScanSoft currently estimates that integration actions will result in costs of approximately $10.0 million primarily associated with severance costs and duplicate facilities described above. As a result of these anticipated restructuring activities, ScanSoft estimates full year operating synergies of approximately $27.0 million. These estimated operating synergies do not reflect any plans with respect to the additional space described above.

ScanSoft believes that certain restructuring actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized. ScanSoft expects to complete these restructuring efforts within one year of the closing.

A summary of the transaction is as follows (in thousands):

Estimated purchase consideration:
  Common stock                                           $  170,717
  Transaction costs                                           4,500
                                                         ----------
    Total estimated purchase consideration               $  175,217
                                                         ==========


Preliminary allocation of the purchase consideration:
  Fair value of net tangible assets acquired             $   29,471
  Identifiable intangible assets                             13,910
  Goodwill                                                  131,836
                                                         ----------
                                                         $  175,217
                                                         ==========


Scansoft ascribed $13,910,000 of value to identifiable intangible assets which was allocated to completed and core technology, customer relationships (including license agreements) and tradenames.

The pro forma adjustments to SpeechWorks historical data made in determining the net tangible assets acquired include the elimination of $3,593,000 of intangible assets, $10,707,000 of goodwill and $52,126,000 of stockholders' equity. The pro forma adjustments also include the following adjustments to record the fair value of net tangible assets acquired and liabilities assumed:

- Adjustment of $3,973,000 to reduce deferred revenue to the fair value associated with performance obligations assumed by ScanSoft and which do not meet the criteria of a performance obligation under Emerging Issues Task Force Issue No. 01-03 "Accounting in a Business Combination for Deferred Revenue of an Acquiree". A corresponding adjustment to reduce accounts receivable of $785,000 associated with amounts which are due from customers under sales transactions for which revenue was deferred by SpeechWorks due to uncertainty of collectibility.

- Adjustment of $1,100,000 to record the fair value of the liability associated with ScanSoft's indemnification of former SpeechWorks directors and $775,000 to record an asset for the related fair value of the insurance policy associated with the indemnification provision.

- Adjustment of $747,000 to reduce the long-term facilities restructuring accrual to its net present value. The difference between the undiscounted and discounted lease payments will be recorded by ScanSoft as non-cash interest expense over the remaining lease term of 13 years.

- Adjustment of $1,700,000 to record an accrual associated with the above-market lease rate related to certain assumed operating leases for facilities.

- Adjustment to record $1,096,000 of deferred compensation associated with unvested restricted stock which will be amortized to expense over the remaining vesting periods.

- Adjustments to eliminate historical assets of SpeechWorks which ScanSoft management has determined will not provide future economic benefit to the combined organization. These adjustments include $397,000 of prepaid assets, $734,000 of Information Technology software licenses which ScanSoft does not intend to use going forward and $550,000 of prepaid royalties related to technology for which ScanSoft has a comparable product.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the pro forma adjustments to SpeechWorks historical income statement data do not include the elimination of non-cash stock-based compensation expense recorded in the historical financial statements which will not continue in the post-acquisition financial statements of ScanSoft.

(2) Adjustment to reclassify related party transactions. For the year ended December 31, 2002, SpeechWorks recognized professional services revenue and other revenues of $292,000 and $86,000, respectively, from a transaction entered into with a related party of ScanSoft. For the six months ended June 30, 2003, SpeechWorks recognized professional services revenue and other revenues of $315,000 and $22,000, respectively, from this related party. At June 30, 2003, SpeechWorks had accounts receivable of $211,000 due from this related party.

(3) Adjustment to record amortization expense of $2,173,000 and $1,087,000 for the identifiable intangible assets associated with the SpeechWorks acquisition for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of FAS 141. ScanSoft expects this process and subsequent allocation of purchase price to be complete within 180 days of the closing of the transaction. ScanSoft's preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method. An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the SpeechWorks acquisition of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $166,000. An increase in the weighted average useful life of the acquired identifiable intangible assets from six years to seven years would result in a decrease in pro forma amortization expense of approximately $331,000 and $166,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from six years to five years would result in an increase in pro forma amortization expense of approximately $464,000 and $232,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

(4) Adjustment to eliminate amortization expense of $5,116,000 and $2,665,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, related to intangible assets of SpeechWorks existing prior to the acquisition.

(5) Adjustment to eliminate amortization expense of $29,000 and $2,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, related to intangible assets of PSP existing prior to the acquisition.

(6) Adjustment to record amortization expense of $1,233,000 and $103,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, for the identifiable intangible assets associated with the PSP acquisition, as if the acquisition had occurred on January 1, 2002.

(7) Adjustment to record interest expense of $236,000 and $20,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, on the 5.0 million euro promissory note issued as partial purchase consideration for the PSP acquisition, bearing interest at five percent per year, as if the acquisition had occurred on January 1, 2002.

(8) Adjustment to record imputed interest expense of $47,000 and $4,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, on the non-interest bearing deferred payment of 1.0 million euro to be paid on December 31, 2003 as partial consideration for the PSP acquisition, as if the acquisition had occurred on January 1, 2002.

(9) Adjustment to eliminate interest income (expense) of $3,000 and ($10,000) for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, recorded on intercompany balances between PSP and Philips, as if the acquisition had occurred on January 1, 2002.

(10) Adjustment to eliminate the income tax benefit of $315,000 for the year ended December 31, 2002 recorded by PSP in its historical statements of operations which would not have been realized by ScanSoft had the acquisition occurred on January 1, 2002.

(11) Adjustment to exclude the assumed conversion of Series B participating preferred stock of 3,562,000 for the year ended December 31, 2002 and to exclude common stock equivalents totaling 9,348,000 for the year ended December 31, 2002 because their impact would be antidilutive. The pro forma net loss per share and the shares used in pro forma net loss per share do not include the effects of the assumed conversion to common stock of the convertible debenture issued to Philips as partial purchase consideration for the PSP acquisition because the impact would be antidilutive. The total shares of common stock to be issued upon conversion of the debenture would be 4,583,333.

(12) Adjustment to include the issuance of 32,456,000 shares of ScanSoft common stock upon closing as if the acquisition had occurred on January 1, 2002.

(13) In connection with the third quarter of 2003, the Company determined that an adjustment was required to properly reflect its tax provisions in the Company's financial statements as presented in Form 10-Q as filed for the quarterly periods ended March 31, 2003 and June 30, 2003. These non-cash tax adjustments resulted from the Company's implementation of SFAS No. 142. Historically, the Company had netted its deferred tax liability related to goodwill against its deferred tax asset. Following the adoption of SFAS No. 142, the temporary differences created by different treatment for book and tax of the Company's goodwill can no longer be assumed to offset deductible temporary differences which create deferred tax assets. Therefore, the Company was required to record an additional tax expense to increase its deferred tax asset valuation allowance in its financial statements for the three and six month periods ending June 30, 2003 as follows:


                                                 THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                    JUNE 30, 2003                             JUNE 30, 2003
                                        -------------------------------------     -------------------------------------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              AS                                         AS
                                          PREVIOUSLY                  AS             PREVIOUSLY                 AS
                                           REPORTED                RESTATED           REPORTED               RESTATED
                                          ----------               --------          ----------              --------
Statement of Operations:
Provision for income taxes                 $    67                 $    371           $   162                $    716
Net income (loss)                          $(2,639)                $ (2,943)          $(2,563)               $ (3,117)
Net income (loss) per share-basic
  and diluted                              $ (0.04)                $ (0.04)           $ (0.04)               $ (0.05)


The above restatement results in the recording of a $544,000 cumulative deferred tax liability at June 30, 2003 with a corresponding adjustment to the accumulated deficit.

(14) In accordance with the provisions of the purchase agreement, as amended, the Company and Philips agreed during the fourth quarter of 2003 to a purchase price adjustment of $4,110,000. The adjustment has been recoreded in the pro forma adjustments as an reduction to goodwill and an increase to other current assets.